Ohr Pharmaceutical 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces $18 Million Registered Direct
Offering of Common Stock

NEW YORK, New York – April 8, 2014 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), a pharmaceutical company focused on the development of novel therapeutics for large unmet medical needs, today announced that it has entered into subscription agreements with institutional and accredited investors for the sale of its common stock in a registered direct offering. The Company is selling 18 million shares of common stock at a price of $10.00 per share, for gross proceeds of approximately $18 million. Chardan Capital Markets, LLC acted as lead placement agent and Brean Capital, LLC acted as co-placement agent for the offering. The sale and issuance of the shares is expected to close on or about April 11, 2014.

Ohr intends to use the proceeds of the offering for general corporate purposes, including expenses for clinical trials, research and development, general and administrative, manufacturing, and potential acquisitions of complementary companies and/or technologies that complement the company’s business. There are currently no understandings, agreements or commitments with respect to any potential acquisitions.

The sale and issuance of the shares is being made pursuant to a prospectus supplement dated April 8, 2014 and an accompanying prospectus dated January 31, 2014, pursuant to Ohr’s effective “shelf” registration statement on Form S-3 (File No. 333-193434), which was filed with the Securities and Exchange Commission on January 17, 2014 and declared effective on January 31, 2014.

“We continue to execute on our strategy of developing an ophthalmology-focused pipeline with greater financial strength,” said Dr. Irach Taraporewala, CEO. “This financing provides us with the necessary resources to continue our clinical development programs, and seek out additional innovative ophthalmic candidates. We expect to complete enrollment in the OHR-002 wet-AMD study and initiate two randomized, controlled investigator sponsored trials to evaluate Squalamine eye drops for the treatment of diabetic macular edema early in the current quarter. Interim data on the OHR-002 study is expected in the second calendar quarter of 2014, with final data on the study available in the first quarter of calendar 2015.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Ohr Pharmaceutical, Inc. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical Inc. (OHRP) is a pharmaceutical company dedicated to the clinical development of new drugs for underserved therapeutic needs in large and growing markets. The Company is focused on advancing its pipeline products currently in phase II clinical development: Squalamine Eye Drops for the treatment of the wet form of age-related macular degeneration, and OHR/AVR118 for the treatment of cancer cachexia. Additional information on the company can be found at www.ohrpharmaceutical.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

Contact:

Ohr Pharmaceutical Inc. Investor Relations (877) 215-4813 ir@ohrpharmaceutical.com	LifeSci Advisors, LLC Michael Rice 646-597-6987 mrice@lifesciadvisors.com